EXHIBIT 10 (d)(1)

AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED LOAN AGREEMENT

[GOLDEN CORRAL]

THIS AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED LOAN AGREEMENT [GOLDEN CORRAL] is made as of September 27, 2005 (this “Amendment”) by and between U.S. BANK NATIONAL ASSOCIATION, a national banking association formerly known as Firstar Bank, N.A. and Star Bank, National Association (together with its successors and assigns, the “Bank”), and FRISCH’S RESTAURANTS, INC., an Ohio corporation (the “Borrower”), with respect to the First Amended and Restated Loan Agreement [Golden Corral] entered into as of October 15, 2004 by the Bank and the Borrower (as the same has been amended and/or supplemented from time to time, and as the same may be further amended, supplemented, restated, or otherwise modified from time to time) (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement as amended hereby.

R E C I T A L S

WHEREAS, the Borrower and the Bank have entered into the Agreement; and

WHEREAS, the Bank has advanced Loans to the Borrower pursuant to the terms of the Agreement; and

WHEREAS, subject to the terms and conditions of this Amendment, the Bank and the Borrower have agreed to amend certain provisions of the Agreement as specifically set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments to Section 2(a) of the Agreement. Section 2(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a) Purpose of Loans. The Loans shall be used only for the purpose of financing the construction and opening of Golden Corral Restaurants and Big Boy Restaurants (collectively, the “Restaurants”). The Loans are not and shall not be secured, directly or indirectly, by any stock or for any purpose which would violate either Regulation U, 12 C.F.R. Part 221, or Regulation X, 12 C.F.R. Part 224, promulgated by the Board of Governors of the Federal Reserve System.

Section 2. Amendments to Section 4(a) of the Agreement. Section 4(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a) Loans. Subject to the terms and conditions of this Agreement, and subject to there being no Event of Default (or event which might, with the giving of notice or the passage of time, mature into an Event of Default) by the Borrower hereunder, the Bank agrees to make loans to the Borrower in an aggregate amount not to exceed the lesser of (i) Seventy-Six Million Five Hundred Thousand Dollars ($76,500,000) (the “Total Commitment Amount”) or (ii) the amount necessary to construct and open the Restaurants (collectively, the “Loans”); provided, however, that at no time shall the ratio of (A) the sum of the outstanding principal balance of the Loans plus all other Senior Bank Debt (as defined in Exhibit D attached hereto) to (B) Borrower’s EBITDA (as defined in Exhibit D attached hereto) exceed 2.00 to 1.0. In the event that any of the upper limits described in the immediately preceding sentence shall at any time be exceeded, the Borrower shall immediately, without notice or demand, prepay the outstanding principal balance of the Loans such that the upper limits set forth in the immediately preceding sentence are not exceeded.

The Borrower shall provide the Bank notice of the Borrower’s desire to obtain Loan proceeds for the purpose of constructing and opening any particular Restaurant, which notice shall state the amount of the Loan requested and the location of the particular Restaurant. The term “Business Day” as used herein shall mean any day other than a Saturday, Sunday or holiday on which banks in Cincinnati, Ohio are required or authorized by law to close. The Loans shall be effectuated by the Bank crediting an account maintained by the Borrower at the Bank. No repayment or prepayment of the Loans shall be reason for any relending or additional lending of proceeds of the Loans to the Borrower, and no Loan proceeds shall be disbursed after August 31, 2008. The outstanding principal balance of each Loan which has not been converted into a Term Loan (as hereinafter defined) in accordance with the next paragraph hereof (such Loans which have not been so converted being collectively referred to herein as “Construction Loans”) shall mature and be payable in full on September 1, 2008 (the “Construction Loan Maturity Date”), unless the maturity thereof is accelerated as described herein. As of September 27, 2005, as a result of the prior draws by the Borrower under the Loans and prior conversions of Construction Loans to Term Loans, of the maximum Seventy-Six Million Five Hundred Thousand Dollar ($76,500,000) Construction Loan facility, (i) Fifty-Seven Million Five Hundred Thousand Dollars ($57,500,000) has been drawn by the Borrower under the Construction Loans and already been converted to Term Loans or currently remains outstanding as Construction Loans and (ii) a maximum of Nineteen Million Dollars ($19,000,000) still remains available to be drawn by the Borrower under the Construction Loans. The Construction Loans shall be evidenced by a Promissory Note in substantially the form of Exhibit F attached hereto, as the same may be amended and/or restated from time to time (the “Construction Note”).

Upon the substantial completion of construction of each Restaurant the construction or opening of which has been financed with Loan proceeds, the

Borrower shall promptly notify the Bank in writing of the date thereof (each such date being referred to herein as a “Completion Date”). Within six (6) months after the Completion Date of each such Restaurant, the Borrower shall elect to convert the outstanding principal balance of all Loans obtained for the purpose of constructing or opening of such Restaurant to a term loan with a maturity date that is not greater than seven (7) years after the Conversion Date (each such Loan being referred to herein as a “Term Loan”), by providing ten (10) Business Days prior written notice to the Bank of (i) the date on which the Borrower desires such conversion to be effective (the “Conversion Date”), which date must be the first day of a calendar month and not later than the date which is six (6) months after the Completion Date, (ii) the maturity date elected by the Borrower for such Term Loan (each, a “Term Loan Maturity Date”; the Term Loan Maturity Dates and the Construction Loan Maturity Date are each sometimes referred to herein as a “Maturity Date”), which Maturity Date shall not be later than the date which is seven (7) years after the Conversion Date, and (iii) if the Borrower desires that such Term Loan bear interest at the Cost of Funds-Based Rate (as hereinafter defined), the irrevocable commitment by the Borrower to accept and be bound by its election of such Cost of Funds-Based Rate until the Maturity Date of such Term Loan.

Each Term Loan which bears interest at the Cost of Funds-Based Rate shall be evidenced by a Promissory Note in substantially the form of Exhibit G-1 attached hereto with all blanks appropriately completed and each Term Loan which does not bear interest at the Cost of Funds-Based Rate shall be evidenced by a Promissory Note in substantially the form of Exhibit G-2 attached hereto with all blanks appropriately completed (each, a “Term Note”; the Term Notes and the Construction Note are sometimes collectively referred to herein as the “Notes”).

Section 3. Amendment and Restatement of Exhibit D to the Agreement. Exhibit D to the Agreement is hereby amended and restated in its entirety as set forth at Exhibit D attached hereto.

Section 4. Amendment and Restatement of Exhibit F to the Agreement. Exhibit F to the Agreement is hereby amended and restated in its entirety as set forth at Exhibit F attached hereto.

Section 5. Representations and Warranties. The Borrower hereby represents and warrants to the Bank that:

(a) no default or Event of Default has occurred and is continuing on and as of the date hereof;

(b) the representations and warranties of the Borrower contained in the Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a different date; and

(c) the execution and delivery by the Borrower of this Amendment and the performance by the Borrower of all of its agreements and obligations under this Amendment, the Agreement as amended hereby, and the other Loan Documents, respectively, are within the power and authority of the Borrower and have been duly authorized by all necessary action on the part of the Borrower, and the execution and delivery by the Borrower of this Amendment, and the performance by it of the transactions contemplated hereby, do not and will not contravene any term or condition set forth in any agreement or instrument to which the Borrower is a party or by which the Borrower is bound.

Section 6. Effectiveness and Conditions Precedent. This Amendment shall become effective upon the Bank’s receipt of: (a) counterparts of this Amendment executed and delivered by the Borrower; (b) a fully executed original of a certificate of officers of the Borrower with attached resolutions of the Board of Directors of the Borrower (in each case in form and substance satisfactory to the Bank in its sole discretion) authorizing the execution and delivery of this Amendment and consummation of the transactions contemplated hereby by the Borrower; (c) an original of the Seventh Amended and Restated Promissory Note attached hereto as Exhibit F duly executed by the Borrower; (d) timely payment in full, in cash or other immediately available funds, from the Borrower of an amendment fee in the amount of Fifteen Thousand Dollars ($15,000); and (e) all items necessary to render effective Amendment No. 1 to Second Amended and Restated Loan Agreement [Revolving and Bullet Loans] of even date between the Borrower and the Bank.

Section 7. Status of Loan Documents; Additional Representations and Warranties.

(a) This Amendment is limited solely for the purposes and to the extent expressly set forth herein, and the terms, provisions, and conditions of the Loan Documents, and the Liens granted under the Loan Documents, shall continue in full force and effect and are hereby ratified and confirmed in all respects. The Borrower expressly reaffirms all of the Loan Documents and the debts and other obligations thereunder, the Borrower agrees that nothing contained herein shall operate to release any of the Borrower or any other person or entity from liability to keep and perform the provisions, conditions, obligations, and agreements contained in the Loan Documents, except as may be herein modified, and the Borrower hereby reaffirms that each and every provision, condition, obligation, and agreement in such documents shall continue in full force and effect, except as may be herein modified. The validity, priority, and perfection of all security interests and other liens granted or created by the Loan Documents are hereby acknowledged and confirmed by the Borrower, and the Borrower agrees that such documents shall continue to secure the Loans and the other obligations, as the same may be amended by this Amendment, without any change, loss, or impairment of the priority of such security interests or other liens.

(b) No amendment of any terms or provisions of the Agreement made hereunder shall relieve the Borrower from complying with any other term or provision of the Agreement or any of the other Loan Documents.

(c) No action taken by the Bank prior to, on, or after the date hereof shall constitute a waiver of or modification of any term or condition of any of the Loan

Documents, except as specifically set forth herein, or prejudice any rights which the Bank may now have as of the date hereof or may have in the future under or in connection with the Loan Documents, including, without limitation, all rights and remedies in connection with defaults, Events of Default, and failures of conditions precedent to the making of Loans that have occurred and are continuing, all of which rights and remedies the Bank hereby expressly reserves.

Section 8. Miscellaneous.

(a) No Waiver, Cumulative Remedies. No failure or delay or course of dealing on the part of the Bank in exercising any right, power, or privilege hereunder shall operate as an express or implied waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder. The rights, powers, and remedies herein expressly provided are cumulative and not exclusive of any rights, powers, or remedies which the Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Bank to any other or further action in any circumstances without notice or demand.

(b) Ratification, Etc. Except as expressly provided for herein, the Agreement and all documents, instruments, and agreements related thereto, including, but not limited to, the other Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Agreement and this Amendment shall be read and construed as a single agreement. This Amendment shall constitute one of the Loan Documents. All references in the Agreement, the Loan Documents, or any related agreement or instrument to the Agreement shall hereafter refer to the Agreement as amended hereby.

(c) Expenses. The Borrower agrees to pay and reimburse the Bank for all of its costs and expenses (including, without limitation, costs and expenses of legal counsel) in connection with this Amendment.

(d) Bankruptcy; Insolvency. The Borrower hereby represents and warrants that, on and as of the date hereof: no proceeding has been filed or commenced by or against the Borrower for dissolution, termination, or liquidation; nor does there exist insolvency of the Borrower, nor does the Borrower fail to pay its debts as they become due in the ordinary course of business; nor has a creditor’s committee been appointed for the business of the Borrower; nor has the Borrower made an assignment for the benefit of creditors, or filed a petition in bankruptcy or for reorganization or to effect a plan of arrangement with creditors; nor has the Borrower applied for or permitted the appointment of a receiver or trustee for any or all of its property, assets, or rights; nor is the Borrower aware of any such receiver or trustee being appointed for any or all of its property, assets, or rights.

(e) Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision.

(f) Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(g) Counterparts; Execution. This Amendment may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile or electronic mail transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or electronic mail shall be deemed to be their original signatures for all purposes.

(h) Release. The Borrower hereby acknowledges and confirms that: (i) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause, or claim arising under or with respect to), in any case based upon acts or omissions of the Bank occurring prior to the date hereof or facts otherwise known to it as of the date hereof, the effectiveness, genuineness, validity, collectability, or enforceability of the Agreement or any of the other Loan Documents, the obligations of the Borrower to the Bank, the Liens securing such obligations, or any of the terms or conditions of any Loan Document; and (ii) it does not possess (and hereby forever waives, remises, releases, discharges, and holds harmless the Bank and its affiliates, stockholders, directors, officers, employees, attorneys, agents, and representatives and each of their respective heirs, executors, administrators, successors, and assigns (collectively, the “Indemnified Parties”) from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand, and/or other right of action whatsoever, whether in law, equity, or otherwise (which it, all those claiming by, through, or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, by reason of, any matter, cause, or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to the Agreement or any of the other Loan Documents (including, without limitation, with respect to the payment, performance, validity, or enforceability of the obligations of the Borrower to the Bank, the Liens securing such obligations, or any or all of the terms or conditions of any Loan Document) or any transaction relating thereto.

(i) Modification. No amendment or waiver of any provision of this Amendment shall be effective unless the same shall be in writing and signed by the Bank and the Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION		FRISCH’S RESTAURANTS, INC.

By:	/s/ KENDRA BACH	By:	/s/ DONALD H. WALKER
	Kendra Bach		Donald H. Walker
	Vice President		Vice President-Finance

EXHIBIT D

FINANCIAL COVENANTS

The Borrower agrees that it shall:

(a) Tangible Net Worth. Not permit the Borrower’s tangible net worth, on a consolidated basis, to be less than the following amounts (each, a “Base Tangible Net Worth”) at any time during the following time periods (each, a “TNW Year”):

TNW Year	Base Tangible Net Worth
the period commencing with June 1, 2004 and continuing through the next to last day of the fiscal year ending May 29, 2005 (“FY 05”)	$73,000,000

any period commencing with the last day of a fiscal year, beginning with the period commencing on the last day of FY 05, through the next to last day of the next fiscal year	the Base Tangible Net Worth for the immediately preceding TNW Year plus $5,000,000

“Tangible net worth” for purposes hereof shall mean the total of book net worth less any assets, except capitalized leases, considered intangible under generally accepted accounting principles.

(b) Ratio of Senior Bank Debt to EBITDA. Not permit the ratio of the Borrower’s Senior Bank Debt to EBITDA to exceed 2.00 to 1.0 at any time.

“Senior Bank Debt” for purposes hereof shall mean the sum of all obligations of the Borrower to the Bank, including without limitation all obligations of the Borrower to the Bank incurred in connection with this Agreement and the Revolving/Bullet Loan Agreement, and all obligations of the Borrower to the Bank incurred in connection with any existing or future lease transactions capitalized or required to be capitalized on the Borrower’s books.

“EBITDA” for purposes hereof shall mean the Borrower’s consolidated gross (before interest, taxes, depreciation and amortization) earnings, less cash and non-cash extraordinary gains and non-cash extraordinary losses, calculated in accordance with generally accepted accounting principles consistently applied in accordance with past practices on a rolling four (4) quarter basis.

(c) Cash Flow Coverage Ratio. Not permit the ratio of (i) the Borrower’s EBITDA plus operating lease payments minus Ten Million Dollars ($10,000,000) minus cash dividends to the Borrower’s shareholders, to (ii) the sum of the Borrower’s scheduled principal payments on long term debt and capital lease obligations plus interest expense plus operating lease payments

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(in each case for the same period that the Borrower’s EBITDA is measured), calculated in accordance with generally accepted accounting principles consistently applied in accordance with past practices on a rolling four (4) quarter basis, to be less than 1.25 to 1.0 at any time.

(d) Senior Bank Debt. Not permit the unpaid balance of Borrower’s Senior Bank Debt at any time to exceed Fifty Million Dollars ($50,000,000).

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EXHIBIT F

SEVENTH AMENDED AND RESTATED PROMISSORY NOTE

$76,500,000	Cincinnati, Ohio
September 27, 2005

FRISCH’S RESTAURANTS, INC., an Ohio corporation (the “Borrower”), for value received, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association formerly known as Firstar Bank, N.A. and Star Bank, National Association (the “Bank”), or it successors or assigns, on or before September 1, 2008, the principal sum of Seventy-Six Million Five Hundred Thousand Dollars ($76,500,000), or such portion thereof as may be outstanding from time to time, together with interest thereon as hereinafter provided.

This is the Construction Note referred to in, was executed and delivered pursuant to, and evidences indebtedness of the Borrower incurred under, that certain First Amended and Restated Loan Agreement [Golden Corral] dated as of October 15, 2004 between the Borrower and the Bank, as the same has been and/or may be amended, restated, supplemented, renewed, or otherwise modified and in effect from time to time (the “Loan Agreement”), to which reference is hereby made for a statement of the terms and conditions under which the Construction Loans evidenced hereby were made and are to be repaid and for a statement of the Bank’s remedies upon the occurrence of an Event of Default. Capitalized terms used herein, but not otherwise specifically defined, shall have the meanings ascribed to such terms in the Loan Agreement.

As of September 27, 2005, as a result of the prior draws by the Borrower under the Loans and prior conversions of Construction Loans to Term Loans, of the maximum Seventy-Six Million Five Hundred Thousand Dollar ($76,500,000) Construction Loan facility, (i) Fifty-Seven Million Five Hundred Thousand Dollars ($57,500,000) has been drawn by the Borrower under the Construction Loans and already been converted to Term Loans or currently remains outstanding as Construction Loans and (ii) a maximum of Nineteen Million Dollars ($19,000,000) still remains available to be drawn by the Borrower under the Construction Loans.

The Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rate or rates from time to time applicable to the Construction Loans as determined in accordance with the Loan Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the outstanding principal balance of this Note at the rate of interest applicable following the occurrence of an Event of Default as determined in accordance with the Loan Agreement.

Interest on this Note shall be payable, at the times and from the dates specified in the Loan Agreement, on the date of any prepayment hereof, at maturity, whether due by

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acceleration or otherwise, and as otherwise provided in the Loan Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Bank has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Loan Agreement.

The indebtedness evidenced by this Note is secured pursuant to the terms of the Loan Documents.

The Borrower hereby waives demand, presentment, and protest and notice of demand, presentment, protest, and nonpayment.

The Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys’ fees and legal expenses, incurred by the Bank in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance. Without limitation on the ability of the Bank to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the District Court of the United States for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (a) served personally or by certified mail to the other party at any of its addresses noted herein, or (b) as otherwise provided under the laws of the State of Ohio. The interest rates and all other terms of this Note negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

This Note amends and restates the Sixth Amended and Restated Promissory Note dated as of October 15, 2004 given by the Borrower to the Bank, and evidences all amounts outstanding as of the date hereof under said Sixth Amended and Restated Promissory Note.

Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

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FRISCH’S RESTAURANTS, INC.

By:	/s/ DONALD H. WALKER
Donald H. Walker, Vice President-Finance

Address:	2800 Gilbert Avenue Cincinnati, Ohio 45206

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